UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 30, 2006
SUN NEW MEDIA, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-26347 (Commission File No.)	410985135 (I.R.S. Employer Identification No.)
1120 Avenue of the Americas — 4th Floor, Suite 4045
New York, New York 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 16.1
EXHIBIT 99.1

Item 4.01 Changes in Registrant’s Certifying Accountant.
     On December 6, 2006 Sun New Media, Inc. (the “Company”) announced that it has accepted the resignation of Grant Thornton, Hong Kong as its independent auditors and reappointed Bernstein & Pinchuk LLP as its independent auditors.
     On September 13, 2006, the Company announced that it had engaged Grant Thornton, Hong Kong (“GTHK”) as its new independent auditors. After preliminary consultations with GTHK, on November 13, 2006, the Company announced that its previously released financial statements could not be relied upon and that the Company would be restating certain historical financial statements. Specifically, the Company noted the following non-cash issues (the “Issues”):
•	Accounting for business combinations, where historically the Company recorded the cost of the transactions using the fair market value of the acquired assets and GTHK advised that the Company restate the financial statements to reflect use of the quoted stock market price. Substantially all of the Company’s acquisitions have been paid using consideration in the form of the Company’s stock.

•	Expensing of stock-based compensation, where historically the Company recorded expenses for stock based compensation that had been anticipated to be granted in a future period, but not yet granted. GTHK advised that the Company reverse this accrual in the period ending March 31, 2006.

•	GTHK advised that the Company adjust the allocation of the interest expense associated with the beneficial conversion feature and the attached warrants of the Company’s convertible debt.
     After further review of the issues and in consultation with Bernstein & Pinchuk LLP (“B&P”), the Company’s immediate prior independent auditors, the Company has determined that its previous accounting treatment was correct and that its announcement of November 13, 2006, which was made in conjunction with the required Securities and Exchange Commission (“SEC”) filing deadline, was premature. GTHK does not agree with the Company’s conclusion. As a result of this disagreement, the Company has accepted the resignation of GTHK as its independent accountants effective as of December 6, 2006. However, it is the mutual understanding between the Company and GTHK that, after the completion of the audit for the current fiscal year, both parties will explore the possibility of reappointing GTHK as the independent auditors, with any such appointment being subject to resolution of any disagreements regarding accounting treatment and GTHK’s then applicable new client acceptance processes.
     Because it was only recently appointed, GTHK has not issued any report on the Company’s financial statements to date. However, if unresolved, the Issues would have caused GTHK to make reference to such matters in any report issued by GTHK.
     Effective as of December 5, 2006, the Company has re-engaged B&P as its independent auditors. The Company’s decision to re-engage B&P was approved by its board of directors. Prior to re-engaging B&P as the Company’s independent accountant, the Company consulted with B&P regarding the Issues. The Company has authorized GTHK to respond fully to any inquiries of B&P regarding the Issues.
     The Company provided Grant Thornton with a copy of the foregoing disclosures. Attached as an exhibit to this Form 8K is a Concurrence Letter from Grant Thornton Hong Kong.
Item 9.01 Financial Statements and Exhibits.
     (d)      Exhibits

Exhibit No.	Description

16.1	Letter of Grant Thornton Hong Kong, dated December 6, 2006.
99.1	Press Release dated December 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 6, 2006

SUN NEW MEDIA INC.
By:	/s/ Thomas A. Schuler
Thomas A. Schuler, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Grant Thornton Hong Kong, dated December 6, 2006.
99.1	Press Release dated December 6, 2006